                                                                   EXHIBIT 10.16



                                    AGREEMENT


         This Agreement made and entered into as of the 20th day of November, 1997, by and between Multi-Color Corporation, a ____________ corporation (sometimes called "Seller"), and James L. Deckebach, dba Wine Racks Unlimited (hereinafter sometimes called "Purchaser").

         For good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto, and in consideration of the premises, conditions and covenants herein contained, Seller and Purchaser do hereby mutually agree as follows:

         1. Agreement to Buy and Sell: Seller hereby agrees to sell and convey, and Purchaser hereby agrees to purchase the real estate known as 4575 Eastern Avenue, Cincinnati, Ohio and the land pertaining thereto, as more fully described in Exhibit A attached hereto and made a part hereof being all of the land owned by Seller in the area, consisting of a building containing approximately three hundred forty-five thousand eight hundred nine (345,809) square feet located on approximately 6.7 acres of land, net of highways, in Hamilton County, Ohio, together with all rights, privileges, easements and appurtenances pertaining thereto, including any right, title and interest of the Seller in and to the adjacent streets, roads, alleys and rights of way ("Real Property") and together with those items listed in Exhibit B attached hereto (collectively the "Property"), all on the terms and at the purchase price as set forth hereinafter. The Property shall specifically exclude the Solvent Recovery System currently situated on the Real Property. Purchaser shall provide Seller with a license to keep such Solvent Recovery System in the parking lot for the Real Property for a period of one (1) year from the date of closing. As a condition of this License, Seller agrees to have such Solvent Recovery System drained, and to remove all related ducts from the building on the Property and repair any damage caused by such removal. Additionally, the Property shall exclude Press 403 which is currently situated in Building 17 on the Real Property. Purchaser shall, upon twenty-four (24) hours written notice, provide access to Seller to the parking lot area to allow Seller to deal with the Solvent Recovery System, which inspections shall only occur during Purchaser's business hours at time which do not interfere with Purchaser's business operations. Seller shall indemnify and hold Purchaser harmless for any losses, claims, damages or injuries to persons or property arising out of Seller's or its agents, employees or business invitees use of the parking area under the terms hereof.

         2. Purchase Price: The purchase price for the Property shall be Nine Hundred Fifty Thousand and no/100 ($950,000.00) Dollars, payable as follows:

                  (a) The sum of Twenty Thousand and no/100 ($20,000.00) Dollars by check has been paid pursuant to that certain letter agreement between Seller and Purchaser dated November 20, 1997 ("Letter Agreement") as earnest money to apply toward the purchase price, to be held by Cincinnati Commercial Real Estate, Inc., in trust, pending the closing of this transaction. If this Agreement is rejected or expires, or if the contingencies provided for herein are not satisfied, or if Purchaser elects to terminate as provided herein, or in the event of Seller's default, then this earnest money shall be promptly returned to the Purchaser. In the event of Purchaser's default, this earnest money shall be forfeited and paid to the Seller, as liquidated damages, and Seller's sole remedy.

                  (b) At closing, subject to adjustments and prorations, Purchaser shall pay to Seller the balance of the purchase price by bank cashier's check or by bank wire transfer of immediately available funds.

         3. Title: The Seller hereby covenants and agrees to convey good, marketable and insurable (at regular rates) title to the Property to the Purchaser at the closing by deed of general warranty, in transferable and recordable form, in fee simple absolute, free, clear and unencumbered, except for non-delinquent real estate taxes, leases and licenses provided for herein and title exceptions approved by Purchaser.

         4. Representations and Warranties of Seller: Seller hereby represents and warrants the following to Purchaser for the purpose of inducing Purchaser to enter into this Agreement and to consummate the sale of the Property, each and all of which representations and warranties shall be true as of the closing, and shall survive the closing and the conveyance of title to Purchaser:

                  (a) There have been no claims, notices, orders, or directives made or delivered to or served on Seller or its agents or of which Seller or its agents are aware, issued by any governmental department or agency having jurisdiction over the Property, affecting the Property or any part thereof or requiring any work to be done upon or about the Property or any part thereof. Any such claims, notices, orders, or directives heretofore made or delivered or served on Seller or Seller's predecessors in title or interest in the Property have been complied with. There is no violation of any law or ordinance or private rights affecting or pertaining to the Property or any portion thereof including but not limited to violations of federal, state or to the best of Seller's knowledge, local environmental laws.

                  (b) There are no parties in possession of any part of the Property as lessees, tenants at will, tenants at sufferance or trespassers.

                  (c) No proceedings are pending or threatened before any legal or administrative agencies having jurisdiction thereof affecting any of the Property or with respect to any real estate taxes or assessments on any of the Property, and no proceedings are pending with respect to any evidence of indebtedness affecting any of the Property, and there is not now pending or threatened any litigation with respect to the ownership of any of the Property or the rights of Seller to enter into this Agreement and to convey any of the Property.

                  (d) Until the closing date Seller shall (I) perform and pay all existing obligations pending; (ii) maintain the Property in good repair and in the same condition as it is as of the date of this Agreement, normal wear and tear excepted; (iii) continue to operate and manage the Property in a reasonable, diligent, and prudent mariner; and
         (iv) not further encumber the Property, except as set forth herein regarding the Pre-Closing Lease.

                  (e) All real and personal property taxes due as of the closing, all storm water assessments, and all assessments that are a lien on the Property have been or will be paid. There are no liens against the Property or any portion thereof for improvements, taxes, (except current, nondelinquent installments) or otherwise, and there are no claims pending to the knowledge of Seller which would result in the creation of any such liens, including but not limited to, liens for water, sewer, street, electrical current, or improvements in progress. Seller hereby agrees to indemnify and hold harmless Purchaser and the Property from and against any and all such claims resulting from acts or omissions of Seller or Seller's predecessors in title or interest in connection with any such claims, regardless of the amount thereof.

                  (f) The Property has full and free access to and from a public highway, street or road and to the best knowledge and belief of Seller, there is no pending or threatened governmental proceeding which would impair or result in the termination of such access.

                  (g) No construction work or installation of fixtures which could result in a mechanic's lien on the Property has taken place within seventy-five (75) days preceding the date of this Agreement and no such construction is anticipated or will be permitted prior to the closing. Seller further covenants and agrees to hold Purchaser harmless from any and all mechanics' liens arising from construction work or installation of fixtures and to indemnify Purchaser for expenses incurred, including reasonable attorneys' fees and court costs, in the discharge of such liens.

                  (h) There are no easements or other rights of way or rights of ingress or egress on, over or through the Property, or any part thereof, that are not of record, whether arising by prescription, adverse possession or otherwise.

                  (i) To the best of Seller's knowledge, there are no solid wastes, hazardous wastes, hazardous substances, toxic substances, contaminants or pollutants, including, but not limited to, petroleum products, asbestos, polychlorinated biphenols, formaldehyde or infectious, radioactive, biologically contaminated, or disease causing materials (hereinafter collectively referred to as "Hazardous Substances") in, on, about, or leaching onto or from the Property except as disclosed in that certain Phase I Environmental Report prepared by ATC Associates dated June 26, 1997, which will be removed from the Property as of the date of closing unless otherwise agreed in writing by Seller and Purchaser. Seller has not allowed or caused any Hazardous Substances to be dumped or disposed of on the Property.

                  (j) Seller has not filed a petition for relief under Title 11 of the United States Code, or any similar state law including an assignment for the benefit of creditors or a receivership, that no involuntary petition for relief under Title 11 of the United States Code or any similar state law including an assignment for the benefit of creditors or a receivership has been filed against it; and, that the Property is not under the jurisdiction of any bankruptcy court in any other related bankruptcy proceeding.

         5.       Contingencies:

                  (a) This Agreement, and Purchaser's obligations hereunder, is expressly conditioned upon satisfaction within the period beginning with the date of execution of this Agreement and ending on the date which is sixty (60) days after the execution of this Agreement ("Inspection Period") of each and every one of the following conditions in a mariner satisfactory to Purchaser in its sole discretion:

                           (i) That the Property be zoned by the City of Cincinnati, Hamilton County, Ohio and/or any other governmental entity having jurisdiction over the Property for the operation of an office, manufacturing and showroom facility, and all other associated improvements.

                           (ii)  That Purchaser shall determine to its
                  satisfaction that utilities for water service, telephone service, and electric service and/or gas service sufficient to service Purchaser's proposed use of the Property as set forth herein are installed at the property line and, in fact, are available and may be tapped into or connected into at the property line and that such utilities may be extended into the Property and that the cost of such utilities to operate the Leased Premises on a continuing basis is acceptable to Purchaser.

                           (iii) That Purchaser shall determine to its
                  satisfaction that sanitary sewers sufficient to service Purchaser's proposed use of the Property as set forth herein are available at the property line or are available off the Property but may be extended to the property line, and that such sanitary sewers may be tapped into or connected into and may be extended into the Property, and that Purchaser shall acquire or determine that it can acquire such easements as may be necessary to accomplish the same.

                           (iv) That Purchaser obtain financing to purchase the Property on terms and conditions satisfactory to Purchaser.

                           (v) That Purchaser, at Purchaser's expense obtain a title exam and survey of the Property, the results of which are satisfactory to Purchaser.

                           (vi) That Purchaser and Seller enter a Lease in which
                  Seller agrees to lease back certain parts of the Property on terms and conditions set forth in the Lease, a copy of which is attached hereto as Exhibit C, simultaneously with the closing on the Property. The terms of such Lease shall include, but not be limited to the following:

                                 (a) Rent shall be $2.00 per square foot per
                           annum;

                                    (b) Within 25 days after the execution of
                           this Agreement, Seller shall inform Purchaser of its need for space in Buildings other than #10A, l0B, 11, 12, 13, 16, 17, 18, 19, 21, and other than 8,000 square feet of office space on the third floor as specified by Purchaser. Seller may request common access to the dock door at the end of Building #8.

                                    (c) Within 25 days after the execution of
                           this Agreement, Seller shall inform Purchaser of a proposed term for the Lease.

                           (vii) That Purchaser, at Purchaser's expense, inspect
                  or cause to be inspected the Property and all improvements thereon, including but not limited to the structural integrity thereof, the roof, heating, ventilating, air conditioning, plumbing and electrical systems and fixtures, the results of which are satisfactory to Purchaser.

                  (b) If the foregoing conditions in this Paragraph 5 are not satisfied or waived by Purchaser on or before the expiration of the Inspection Period, then Purchaser shall notify Seller in writing of such condition and Seller shall have ten business days to determine whether or not Seller desires to remedy such condition(s). In the event Seller elects to remedy such condition(s), Seller shall complete such remedy within 20 business days of receiving notice from Purchaser of the unacceptable condition(s). In the event that Seller elects not to remedy the condition(s) or in the event such condition(s) is not remedied within the aforesaid 20 business day period, Purchaser shall have the option to terminate the Agreement. In the event Purchaser elects to terminate this Agreement, the earnest money deposit shall be immediately refunded to Purchaser and thereupon this Agreement shall be null and void and both parties shall be relieved of all further obligation or liability hereunder. If Purchaser fails to terminate this Agreement on or before twenty-five (25) business days after the end of the Inspection Period, the contingencies contained in this paragraph shall be deemed waived

         6. Pre-Closing Lease. In the event Seller and Purchaser have not closed the transaction contemplated herein on or before March 1, 1998, Seller and Purchaser shall enter into a Pre-Closing Lease in which Seller agrees to lease to Purchaser certain parts of the Property on terms and conditions set forth in the Pre-Closing Lease, a copy of which is attached hereto as Exhibit D. The terms of such Pre-Closing Lease shall include but not be limited to the following:

                                    (a) Rent shall be $1.00 per square foot per
                           annum;

                                    (b) Purchaser shall lease 96,000 square feet
                           to be designated by Purchaser as manufacturing and office area.

                                    (c) The Pre-Closing Lease shall commence on
                           March 1, 1998 and terminate on the earlier of (i) the date of closing or (ii) February 28, 2000.

         7. Closing and Closing Pro-Rations: The closing shall be held thirty
(30) days after the
expiration of the Inspection Period ("closing"). The closing shall be held at the offices of Graydon, Head & Ritchey at a time mutually agreeable to Seller and Purchaser. Real estate taxes and assessments, if any, shall be prorated to the date of closing based upon the latest available real estate tax bill. Seller shall pay for all state and/or county transfer taxes required to be paid upon conveyance, and the cost of recording corrective instruments and survey plats. The cost of recording the deed shall be paid by the Purchaser. The cash at closing shall be adjusted for all closing costs and prorations.

         8. Possession: Possession will be delivered by Seller to Purchaser at closing. All utilities and current operating expenses shall be prorated as of the date of delivery of the deed.

         9. Environmental Inspection and Remediation. Seller shall, on or before the execution date of this Agreement, contract with an environmental engineering firm acceptable to Purchaser's lender to conduct a Phase II Environmental Study of the Property, which shall be completed on or before January 2, 1998 ("Phase II Study"). Within fourteen (14) days of receipt of the results of such Phase II study and the proposed remediation called for therein, the parties will:

                  (a) If the cost of the remediation is $300,000 or less, develop a plan to effectuate such remediation consistent with the recommendations of the environmental consultant in timing and compliance; or

                  (b) If the cost of the remediation is more than $300,000, determine whether such remediation is cost feasible and if so, develop a plan to effectuate such remediation consistent with the recommendations of the environmental consultant in timing and compliance. If either party determines that such remediation is not cost feasible or the parties cannot agree on a plan of remediation, either party may terminate this Agreement.

Purchaser agrees to keep the results of the Phase II study confidential. Seller may seek remedies both in law and in equity upon Purchaser's breach of the Agreement to keep such results confidential.

Buyer and Seller will share equally in the cost of the Phase II study upon closing. In the event this Agreement is terminated, Purchaser shall have no obligation to share in the cost of the Phase II Study.

         10. Seller's Work. On or before February 15, 1998 Seller shall complete, at Seller's sole cost and expense, the repairs listed in Exhibit E, to Purchaser's satisfaction. In the event Seller does not make such repairs as listed in Exhibit E, Purchaser shall have the right to (a) terminate this Agreement by written notice to Seller or (b) proceed with the Agreement and deduct from the Purchase Price one and one-half times the cost of making such repairs.

         11. Seller's Information. Within fifteen (15) days after execution of this Agreement by Seller and Purchaser, Seller shall provide to Purchaser:

                  (a) all plans and specifications, construction and mechanical drawings relating to the Property and its systems, including but not limited to electrical, lighting, steam sprinkler, air, security, and telephone/intercom;

                  (b) copies of the last two years of utility bills relating to the Property (Seller shall cooperate fully with Purchaser in researching and analyzing these costs.); and

                  (c) copies of all maintenance schedules, diagrams and all other documentation related to the Property.

         12. Purchaser's Work. On or before February 15, 1998, Seller shall, at Purchaser's request, with Seller's in-house maintenance staff or subcontractor as designated by Purchaser, complete the improvements listed in Exhibit F under the supervision of Ed Scott or any other supervisor designated by Purchaser:

         The cost of the foregoing improvements shall be added to the Purchase Price, after agreed to in writing by Seller and Purchaser. Upon written agreement as to the cost of such improvements, Purchaser shall make additional deposits with the broker, Cincinnati Commercial Real Estate, Inc. to be applied as the earnest money is applied under Section 2 of the Agreement.

         13. Indemnification. Seller shall indemnify and hold Purchaser harmless from any and all loss, cost, damage or expense (including but not limited to attorney's fees and all inspections and remediation costs) relating in any mariner to the environmental condition of the Property.

         14. Notices: Any notices or demands to be given by one party to the other as required by this Agreement or otherwise shall be personally delivered, delivered by the deposit thereof in the U. S. Postal Service, postage prepaid, registered, or certified, return receipt requested, or by overnight courier service to the individual at the address listed below and to any other person or persons at said address as Purchaser or Seller may designate, unless, the other party shall have been notified promptly of a change of address in writing and said notice of change of address shall have actually been received by said party prior to the time of mailing of any other notice. Any such notice shall be deemed to have been delivered and given upon personal delivery or delivery by overnight courier service, or forty-eight (48) hours after the postmark of any notice sent by mail. Notices shall be sent as follows:

         Seller:           Mr. John Court or
                           Mr. John Littlehale
                           Multi-Color Corporation
                           205 West Fourth Street, Suite 1140
                           Cincinnati, OH 45202
                           Phone: (513) 381-1480 (x107 Littlehale)
                           Fax:   (513) 381-2813

Copy to:          Kenneth P. Kreider, Esq.
                           Keating Muething & Klekamp
                           1800 Provident Tower
                           One East Fourth Street
                           Cincinnati, OH 45202
                           Phone: (513) 579-6400
                           Fax:   (513) 579-6457

         Purchaser:        Mr. James L. Deckebach
                           Wine Racks Unlimited
                           2121 Ross Avenue
                           Cincinnati, OH 45212
                           PERSONAL AND CONFIDENTIAL
                           Phone: (513) 351-3366
                           Fax:   (513) 731-8998

         Copy to:          Monica Donath Kohnen, Esq.
                           1900 Fifth Third Center
                           511 Walnut Street
                           Cincinnati, OH 45202
                           Phone: (513) 629-2827
                           Fax:   (513) 651-3836

         15. Titles: All titles, captions, and headings contained in this agreement are for convenience only and shall not be deemed a part of this Agreement.

         16. Entire Agreement: This Agreement expresses the entire understanding and agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements (except those contemplated hereunder or executed contemporaneously herewith), and all understandings, negotiations, or discussions of the parties, whether oral or written, and there are no warranties, representations, or agreements between the parties in connection with the subject matter hereof except those expressly set forth herein.

         17.      Miscellaneous Provisions:

                  (a) No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  (b) This Agreement shall not be altered, amended, changed, waived, terminated, or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith.

                  (c) This Agreement shall be binding on, and inure to the benefit of; the parties hereto and their respective successors and assigns.

                  (d) Except as specifically provided to the contrary, each and every agreement, obligation, warranty, representation, and covenant of Seller and Purchaser contained herein shall survive the passage of title hereunder for a period of one (1) year other than those agreements, obligations, warranties, representations and covenants of Seller regarding the environmental condition of the Premises, which shall survive without limitation.

         18. Assignment of Agreement: This Agreement shall be binding on the respective successors, and to the extent assignable, on the assigns or nominees of the parties hereto, but the parties' obligations, including the original parties to this Agreement, shall continue hereunder.

         19. Further Cooperation: For a period of one (1) year, other than the environmental condition of the Premises, Seller and Purchaser agree that at any time, or from time to time, on or before and after the closing, they will, on request of the other, execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order fully to effectuate the purposes of this Agreement.

         20. Indemnification: Each party shall protect, indemnify, and hold harmless the other party and its successors and assigns from and against any and all liabilities, obligations, losses, damages, costs, or expenses, including but not limited to attorneys' fees and court costs resulting from or arising out of any failure or breach of that party's warranties representations, or other obligations as set forth in this Agreement. This obligation of Seller shall survive for one year after the passage of title hereunder and not be deemed to have merged into the deed, other than those agreements, obligations, warranties, representations and covenants of Seller, regarding the environmental condition of the Premises, which shall survive without limitation.

         21. Counterparts: This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the document. All counterparts shall be construed together and constitute one agreement.

         22. Time is of the Essence: Time is of the essence of this Agreement.

         23. Brokers. Seller hereby agrees to pay Cincinnati Commercial Real Estate, Inc. any and all commissions due as a result of this Agreement and shall save and hold Purchaser harmless from any and all broker's fees relating to this Agreement.

         24. Resolutions. Seller agrees to provide Purchaser with evidence of its authority to complete this transaction, including but not limited to corporate resolutions, as reasonably requested by Purchaser, at least five days prior to closing.

         IN WITNESS WHEREOF, the parties have set their hands by their duly authorized representatives as of the date first above written.


Signed, Sealed and Delivered                    SELLER:
in the Presence of:                             MULTI COLOR CORPORATION


/s/ GILLIAN LITTLEHALE                          By: /s/ JOHN D. LITTLEHALE
-------------------------------                    -----------------------------
                                                Title:
-------------------------------                       --------------------------

                                             PURCHASER:


/s/  MONICA DONATH KOHNEN
------------------------------               By: /s/  JAMES L. DECKEBACH
                                                ----------------------------
                                                      James L. Deckebach
------------------------------                        dba Wine Racks Unlimited

                                    EXHIBIT B

                             ITEMS INCLUDED IN SALE
                             ----------------------



Air compressors

Telephone/intercom system

Three fork lift trucks, to be determined by Seller

Pipe cutter, pipe threader and existing stock of fittings and pipe on the Property on the date of this offer.

Factory trash compactor located at the dock.

Built-in floor bailer in Building #11

Cranes in buildings on the date of this offer, as agreed

Shelving in Building #19

Speciality tools for built-in equipment, as agreed

One of the two Cyclone dust collectors with supply blowers sufficient to activate it, as agreed

Existing fire control systems and fire extinguishers in the building on the date of this offer, excluding press CO(2) Systems and certain fire extinguishers as agreed

General Maintenance supplies including electrical conduit and supplies, as agreed

Break Room furniture and equipment (owned by Seller)

All electrical transformers which are part of the electrical system, as agreed, excluding the transformers in building 3 (offset/letterset area)

                                    EXHIBIT C

                                 LEASE AGREEMENT
                                 ---------------


         This Lease Agreement, made and entered into this ____ day of ______________, 19___, by and between James L. Deckebach dba Wine Racks Unlimited, hereinafter called "Lessor", and Multi-Color Corporation, a _________________ corporation, hereinafter called "Lessee".

         It is hereby mutually agreed as follows:

         1. Demise. Term and Basic Rent. The Lessor, in consideration of the agreements and covenants hereinafter set forth, does hereby grant, demise and lease unto the said Lessee, its successors and assigns, space in the following described buildings (#_____________) containing approximately _________________ square feet, commonly known as 4575 Eastern Avenue, Cincinnati, Ohio, hereinafter called the "Leased Premises."

         TO HAVE AND TO HOLD the same unto the Lessee, its successors and assigns, for a term of___ years commencing with the day of _______________, 19__ and ending _____________, 19__, unless sooner terminated as hereinafter provided.

         2. Basic Rent. Lessee shall pay to Lessor at Lessor's principal place of business or such other place as Lessor shall in writing direct as basic rent for the Leased Premises the sum of ________________________________ Dollars ($_____________) annually, payable in advance on the first day of each month in equal monthly installments of ______________________ Dollars ($_____________).
This amount is based on rent equal to $2.00 per square feet per annum.

         3. Utilities. Lessor agrees to pay for gas, steam heat, electric, water rents and sewer services not used in Lessee's processing. Lessee agrees to pay or cause to be paid all charges for gas, electricity, steam and air used in processing and for telephone or other communication services used, rendered or supplied in connection with the Leased Premises and all water rents and sewer services or charges which are levied upon or charged against the Leased Premises during the term of this Lease which are attributable to Lessee's processing. Such charges shall be mutually determined and agreed to by Lessor and Lessee as soon as possible after invoices from the applicable utility companies have been received.

         4. Maintenance and Repair. Lessee agrees to accept the Leased Premises "as is" in its condition. Lessor shall be responsible for all interior and exterior maintenance and repairs of and to the Leased Premises with exception of improvements made by Lessee. At the expiration or any prior termination of this Lease, Lessee shall surrender the Leased Premises to Lessor in as good a condition as they now exist or as improved by Lessee, ordinary wear and tear and reasonable use excepted.

         5. Taxes and Assessments. The Lessee shall pay to the public officers charged with the collection thereof; as additional rent, all real estate taxes, assessments, and other governmental charges, general or specific, of any kind or nature whatsoever ("Tax") which apply to Lessee's personal property. Lessor shall pay all Tax relating to the real estate.

         6. Insurance. Lessee, at Lessee's sole cost and expense, but for the mutual benefit of the Lessor and Lessee, shall maintain general public liability insurance against claims for injury, wrongful death, or property damage occurring upon, in or about the Leased Premises with coverage in the amount of $1,000,000.00. Lessee shall also be solely responsible for all tenant improvements and contents in the Leased Premises and for insuring same and will present evidence of same to Lessor upon request.

         7. Alterations and Improvements. Lessee may not make any alterations or improvements on the Leased Premises without first obtaining the prior written consent of Lessor.

         8. Destruction of the Premises. In the event of a partial or total destruction of the Leased Premises, such as to render them unsuitable for the business of the Lessee, then, at Lessor's option and in its sole discretion, this Lease shall cease and come to an end, and Lessee shall be liable for the rent only up to the time of such election to terminate this Lease. Lessor shall elect within thirty (30) days after such destruction whether or not it will terminate this Lease or allow the Lease to remain in full force and effect. In any event, Lessee shall not be liable for rent of any period during which the Leased Premises are unsuitable for the conduct of Lessee's business because of such partial or total destruction.

         9. Effect of Condemnation. If the whole or any part of the Leased Premises shall be condemned or taken by the City of Cincinnati, or by any other county, federal, state or other authority for any purpose during the term of this Lease, Lessor shall have the right either to cancel the Lease and declare the same null and void, or to continue the Lease under the terms and provisions herein provided, except that the rent shall be reduced in proportion to the amount of the Leased Premises taken for such public purposes. All damages awarded for such taking shall belong to and be the property of Lessor.

         10. Assignment and Subletting. Lessee may not assign or sublet the Leased Premises or any portion thereof; without the prior written consent of Lessor.

         11. Indemnity of Lessor. Lessee agrees that it will indemnify and save harmless Lessor from all fines, suits, proceedings, claims, demands and actions of any kind or nature, of anyone whomsoever, arising or growing out of or otherwise connected with the Lessee's occupation of the Leased Premises, and of the entrances thereto, or exits therefrom, or by reason of any breach, violation, or nonperformance of any covenant or condition hereof on the part of the Lessee or any of its agents or employees, sublessees, or assignees except, however, where such is due to the negligence of Lessor, its agents or employees.

         12. Government Regulations. Lessee shall at its expense comply with all valid laws, ordinances, rules and regulations of all government authorities pertaining to use and occupancy of the Leased Premises, including compliance with all local, state and federal environmental laws and regulations. Lessee covenants and agrees that during the term of this Lease, neither Lessee nor any of Lessee's agents, employees, contractors, invitees, assignees, or sublessees shall cause or permit any hazardous waste or hazardous substance (as defined under any federal or state law) or any oil, petroleum or fractions or distillates thereof; to be brought upon, kept, or used in, on, or about the Leased Premises, or transported to or from the Leased Premises without the prior written consent of Lessor, at Lessor's sole discretion.

         13. Remedies of Lessor in Event of Default by Lessee. In the event Lessee shall default in the payment of any monthly rental herein provided for, or if Lessee shall default in performance of any of the covenants, promises or agreements herein set forth and contained for Lessee to keep and perform, or if Lessee shall abandon or vacate the Leased Premises during the term or any renewal hereof; or if Lessee is adjudicated a bankrupt, or if a permanent receiver is appointed for its property, including Lessee's interest in the Leased Premises, or if; whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceeding under any present or future law whereby the rent, or any part thereof; is or is proposed to be reduced or payment thereof deferred, or if Lessee makes an assignment for the benefit of creditors, and such rental is not paid or the other enumerated conditions corrected within ten (10) days after receipt by Lessee from Lessor of a written notice to do so, or if the Leased Premises or Lessee's effects or interest therein should be levied upon or attached under process against Lessee, and is not satisfied or dissolved within thirty (30) days after written notice from Lessor to Lessee to obtain satisfaction or dissolution thereof; then, and in any of said events (said events being hereinafter referred to as events of default), Lessee shall be deemed to have breached this Lease Agreement and Lessor shall have the right at its option either to:

                  (a) Enter upon and take possession of the Leased Premises as Lessee's agent without terminating this Lease, and to rerent the Leased Premises at the best price obtainable by reasonable effort, without advertisement, and by private negotiations, and for any term Lessor deems proper. Lessee shall thereupon become and thereafter be liable and indebted to Lessor for, and upon demand then or from time to time thereafter made, shall promptly pay to Lessor the difference between the amount of the rent herein specified and the amount of rent which shall be collected and received from the Leased Premises for each month during the residue of the term herein remaining after the default of Lessee; or

                  (b) Forthwith cancel and terminate this Lease by notice in writing to Lessee, and if such notice shall be given, all rights of Lessee to use and occupy the Leased Premises shall terminate as of the date set forth in such notice, and Lessee will at once surrender possession of the Leased Premises to Lessor and remove all of its effects therefrom, and Lessor may forthwith re-enter the Leased Premises and repossess itself thereof. No termination of this Lease prior to the normal expiration thereof shall affect Lessor's right to collect rent for the period prior to termination thereof.

                  (c) Lessee shall pay upon demand, a sum equal to the entire rent due for the remaining term of this Lease

         The rights provided for herein are cumulative and not restrictive of any other and further rights provided by law; and no delay or failure of Lessor to exercise any right herein or by law provided, or to insist upon strict compliance by Lessee with the terms and provisions hereof; shall constitute a waiver of Lessor's rights thereafter to exercise and avail itself of said right or thereafter to demand strict compliance by Lessee with the terms and provisions thereof.

         14. Surrender of Possession and Holding Over. Lessee shall surrender possession of the Leased Premises to Lessor at the expiration or any prior termination of the original term of this Lease. Failure by Lessee so to surrender the Leased Premises and any holding over by Lessee shall not operate, except by express mutual written agreement between the parties hereto, to extend or renew this Lease, and in the absence of such agreement, all other terms of this Lease shall remain in full force and effect and shall apply as a month to month tenancy, and either party may thereafter terminate such occupancy at the end of any calendar month by first giving to the other party at least thirty
(30) days notice in writing of the intention to do so.

         15. Quiet Enjoyment. Lessor covenants that Lessee, on paying the rental herein provided, and on keeping, observing and performing all other terms, covenants and agreements herein contained on the part of the Lessee to be kept, observed and performed, shall during the term hereof; peaceably and quietly have, hold and enjoy the Leased Premised by the full term of this Lease.

         IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands this _____ day of ______________, 19__.

Signed and Acknowledged
in the Presence of:

                                                 LESSEE

                                                 MULTI-COLOR CORPORATION



(1)__________________________                    By:____________________________
Printed                                          Name:__________________________
Name:________________________                    Title:_________________________



(2)__________________________
Printed
Name:________________________

                                    EXHIBIT D

                                PRE-CLOSING LEASE
                                -----------------


         This Lease Agreement, made and entered into this ____ day of __________, 19__, by and between Multi-Color Corporation, a corporation, hereinafter called "Lessor" and James L. Deckebach dba Wine Racks Unlimited, hereinafter called "Lessee".

         It is hereby mutually agreed as follows:

         1. Demise, Term and Basic Rent. The Lessor, in consideration of the agreements and covenants hereinafter set forth, does hereby grant, demise and lease unto the said Lessee, its successors and assigns, space in the following described buildings (#10A, 10B, 11, 12, 13, 16, 17, 18, 19 and 21 and 8,000
square feet of office space on third floor as specified by Lessee) containing approximately 96,000 square feet, commonly known as 4575 Eastern Avenue, Cincinnati, Ohio, hereinafter called the "Leased Premises."

         TO HAVE AND TO HOLD the same unto the Lessee, its successors and assigns, for a term commencing with the first day of March, 1998 and ending on the earlier of (i) the date of closing on the sale of 4575 Eastern Avenue, Cincinnati, Ohio by Lessor to Lessee or (ii) the date the environmental remediation is completed pursuant to Section 9 of the Agreement between Lessor and Lessee dated _________________, 1997.

         2. Basic Rent. Lessee shall pay to Lessor at Lessor's principal place of business or such other place as Lessor shall in writing direct as basic rent for the Leased Premises the sum of Ninety Six Thousand Dollars ($96,000.00) annually, payable in advance on the first day of each month in equal monthly installments of Eight Thousand Dollars ($8,000.00). This amount is based on rent equal to $1.00 per square foot per annum.

         3. Utilities. Lessor agrees to pay for gas, steam heat, electric, water rents and sewer services not used in Lessee's processing. Lessee agrees to pay or cause to be paid all charges for gas, electricity, steam and air used in processing and for telephone or other communication services used, rendered or supplied in connection with the Leased Premises and all water rents and sewer services or charges which are levied upon or charged against the Leased Premises during the term of this Lease which are attributable to Lessee's processing. Such charges shall be mutually determined and agreed to by Lessor and Lessee as soon as possible after invoices from the applicable utility companies have been received.

         4. Maintenance and Repair. Lessor shall be responsible for all interior and exterior maintenance and repairs of and to the Leased Premises with exception of improvements made by Lessee. At the expiration or any prior termination of this Lease, Lessee shall surrender the Leased Premises to Lessor in as good a condition as they now exist or as improved by Lessee, ordinary wear and tear and reasonable use excepted.

         5. Taxes and Assessments. The Lessee shall pay to the public officers charged with the collection thereof; as additional rent, all real estate taxes, assessments, and other governmental charges, general or specific, of any kind or nature whatsoever ("Tax") which apply to Lessee's personal property. Lessor shall pay all Tax relating to the real estate.

         6. Insurance. Lessee, at Lessee's sole cost and expense, but for the mutual benefit of the Lessor and Lessee, shall maintain general public liability insurance against claims for injury, wrongful death, or property damage occurring upon, in or about the Leased Premises with coverage in the amount of $1,000,000,000.00. Lessee shall also be solely responsible for all tenant improvements and contents in the Leased Premises and for insuring same and will present evidence of same to Lessor upon request.

         7. Destruction of the Premises. In the event of a partial or total destruction of the Leased Premises, such as to render them unsuitable for the business of the Lessee, then, at Lessee's option and in its sole discretion, this Lease shall cease and come to an end, and Lessee shall be liable for the rent only up to the date of destruction. In any event, Lessee shall not be liable for rent of any period during which the Leased Premises are unsuitable for the conduct of Lessee's business because of such partial or total destruction.

         8. Effect of Condemnation. If the whole or any part of the Leased Premises shall be condemned or taken by the City of Cincinnati, or by any other county, federal, state or other authority for any purpose during the term of this Lease, Lessee shall have the right either to cancel the Lease and declare the same null and void, or to continue the Lease under the terms and provisions herein provided, except that the rent shall be reduced in proportion to the amount of the Leased Premises taken for such public purposes. All damages awarded for such taking shall belong to and be the property of Lessor.

         9. Assignment and Subletting. Lessee may not assign or sublet the Leased Premises or any portion thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld.

         10. Indemnity of Lessor. Lessee agrees that it will indemnify and save harmless Lessor from all fines, suits, proceedings, claims, demands and actions of any kind or nature, of anyone whomsoever, arising or growing out of or otherwise connected with the Lessee's occupation of the Leased Premises, and of the entrances thereto, or exits therefrom, or by reason of any breach, violation, or nonperformance of any covenant or condition hereof on the part of the Lessee or any of its agents or employees, sublessees, or assignees except, however, where such is due to the negligence of Lessor, its agents or employees.

         11. Government Regulations. Lessee covenants and agrees that during the term of this Lease, neither Lessee nor any of Lessee's agents, employees, contractors, invitees, assignees, or sublessees shall cause or permit any hazardous waste or hazardous substance (as defined under any federal or state law) or any oil, petroleum or fractions or distillates thereof; to be brought upon, kept, or used in, on, or about the Leased Premises, or transported to or from the Leased Premises without the prior written consent of Lessor, at Lessor's sole discretion, except for such substances required for Lessee's manufacturing processes. Notwithstanding anything to the contrary herein, Lessee shall not have any liability relating to the environmental condition of the Property not caused directly by Lessee.

         12. Remedies of Lessor in Event of Default by Lessee. In the event Lessee shall default in the payment of any monthly rental herein provided for, or if Lessee shall default in performance of any of the covenants, promises or agreements herein set forth and contained for Lessee to keep and perform, or if Lessee shall abandon or vacate the Leased Premises during the term or any renewal hereof; or if Lessee is adjudicated a bankrupt, or if a permanent receiver is appointed for its property, including Lessee's interest in the Leased Premises, or if; whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceeding under any present or future law whereby the rent, or any part thereof; is or is proposed to be reduced or payment thereof deferred, or if Lessee makes an assignment for the benefit of creditors, and such rental is not paid or the other enumerated conditions corrected within ten (10) days after receipt by Lessee from Lessor of a written notice to do so, or if the Leased Premises or Lessee's effects or interest therein should be levied upon or attached under process against Lessee, and is not satisfied or dissolved within thirty (30) days after written notice from Lessor to Lessee to obtain satisfaction or dissolution thereof; then, and in any of said events (said events being hereinafter referred to as events of default), Lessee shall be deemed to have breached this Lease Agreement and Lessor shall have the right at its option either to:

                  (a) Enter upon and take possession of the Leased Premises as Lessee's agent without terminating this Lease, and to rerent the Leased Premises at the best price obtainable by reasonable effort, without advertisement, and by private negotiations, and for any term Lessor deems proper. Lessee shall thereupon become and thereafter be liable and indebted to Lessor for, and upon demand then or from time to time thereafter made, shall promptly pay to Lessor the difference between the amount of the rent herein specified and the amount of rent which shall be collected and received from the Leased Premises for each month during the residue of the term herein remaining after the default of Lessee; or

                  (b) Forthwith cancel and terminate this Lease by notice in writing to Lessee, and if such notice shall be given, all rights of Lessee to use and occupy the Leased Premises shall terminate as of the date set forth in such notice, and Lessee will at once surrender possession of the Leased Premises to Lessor and remove all of its effects therefrom, and Lessor may forthwith re-enter the Leased Premises and repossess itself thereof. No termination of this Lease prior to the normal expiration thereof shall affect Lessor's right to collect rent for the period prior to termination thereof.

                  (c) Lessee shall pay upon demand, a sum equal to the entire rent due for the remaining term of this Lease.

         The rights provided for herein are cumulative and not restrictive of any other and further rights provided by law; and no delay or failure of Lessor to exercise any right herein or by law provided, or to insist upon strict compliance by Lessee with the terms and provisions hereof; shall constitute a waiver of Lessor's rights thereafter to exercise and avail itself of said right or thereafter to demand strict compliance by Lessee with the terms and provisions thereof.

         13. Surrender of Possession and Holding Over. Lessee shall surrender possession of the Leased Premises to Lessor at the expiration or any prior termination of the original term of this Lease. Failure by Lessee so to surrender the Leased Premises and any holding over by Lessee shall not operate, except by express mutual written agreement between the parties hereto, to extend or renew this Lease, and in the absence of such agreement, all other terms of this Lease shall remain in full force and effect and shall apply as a month to month tenancy, and either party may thereafter terminate such occupancy at the end of any calendar month by first giving to the other party at least thirty
(30) days notice in writing of the intention to do so.

         14. Quiet Enjoyment. Lessor covenants that Lessee, on paying the rental herein provided, and on keeping, observing and performing all other terms, covenants and agreements herein contained on the part of the Lessee to be kept, observed and performed, shall during the term hereof; peaceably and quietly have, hold and enjoy the Leased Premised by the full term of this Lease.

         IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands this _____ day of ______________, 19__.

Signed and Acknowledged
in the Presence of:

                                                LESSEE

                                                MULTI-COLOR CORPORATION



(1)__________________________                   By: /s/ JOHN D. LITTLEHALE
Printed                                            -----------------------------
Name:________________________                   Name:   John D. Littlehale
                                                     ---------------------------
                                                Title:  Vice President
                                                      --------------------------



(2)__________________________
Printed
Name:________________________

                                    EXHIBIT E

                                 "SELLER'S WORK"
                                 ---------------

1. City Inspection Department to inspect elevators A, B, C and D as shown on Floor Plan and Seller to put in good working order. The cost will not exceed $20,000 total.

2. Repair exterior brick wall (approximately 4 to 5 feet) on railroad side inside the boiler room where it is damaged.

3. Remove all underground storage tanks, and all other tanks on the Property and all relating piping.

4. Complete Seller's planned installation of zone flow control valves and thermostats on the steam heating system, coordinating such installation with Purchaser in accordance with the diagram attached to the Agreement as Exhibit G.

5. Except as provided herein in regard to the Solvent Recovery System, Seller will remove all presses, processing machinery, all materials and all other trade fixtures from the premises prior to closing and restore the Property to the original condition where equipment was removed. This includes taking all machine specific electrical lines back to the breaker panel from which they originate and capping the holes. This includes taking all machine specific air lines not attached to a permanent wall or post back to ceiling height and capping the openings. This includes taking all non-heat steam lines back to the nearest continuously flowing supply or return line and capping. This includes capping (weather proofing, sealing against air infiltration and insulating to R-l 1 minimum) all roof openings by which ducts and other mechanicals exit the building when they are removed. The removal and restoration should be completed in a professional manner with consideration of the structural integrity of the building and industry accepted standards. The interior space of the buildings should be unencumbered except where permanent partitions or posts are located up to the mechanical feed lines on the ceiling.

6.       Sprinklers are to be functional throughout the building on all floors.

7. Building #19 is to be reconnected to the steam heating system and the gas space heater is to be removed. Steam heating is to be sufficient to keep building #19 at 65 degrees.

8.       Repair upper floor areas that are blocked with caution tape.

9.       Repair and/or replace all broken glass.

10.      Repair steam heater in office area.

Items 7-10 are budgeted at $14,000 and Seller will not be obliged to pay more than the budgeted amount or the amount necessary to complete the improvements. The work on these items will be coordinated between Seller and Purchaser.

                                    EXHIBIT F

                               "PURCHASER'S WORK"
                               ------------------

1. Install a rolling dock door in the middle of the side of Building #19 facing the parking lot between two posts above the concrete knee wall. This work will be performed by the subcontractor specified by the Purchaser.

2. Install an opening between 13' and 14' wide by 12' high in the center of the wall dividing the two portions of Building #19 across from the rolling dock door being installed in the exterior side of Building #19. This work will be performed by the subcontractor specified by the Purchaser.

3. Install electrical sub-panels and specific electrical receptacles and drop receptacles as specified by Purchaser. This work shall be completed by the Seller's in-house maintenance men in coordination with the Purchaser's construction manager, Ed Scott.

4. Install air line as specified by Purchaser. This work shall be completed by the Seller's in-house maintenance men in coordination with the Purchaser's construction manager, Ed Scott.

         Seller will be reimbursed directly in cash at closing or upon Pre-Closing Lease commencement for these costs plus a 10% administrative fee.

                          FIRST AMENDMENT TO AGREEMENT

         This First Amendment to Agreement ("First Amendment") made by and between Multi-Color Corporation, a ______________ (sometimes called "Seller") and James L. Deckebach dba Wine Racks Unlimited (hereinafter sometimes called "Purchaser".

         WHEREAS, Seller and Purchaser entered into an Agreement dated December 5, 1997 ("Agreement") for Seller's real estate known as 4575 Eastern Avenue, Cincinnati, Ohio ("Real Property") together with some personal property. The Real Property ad the personal property shall be collectively referred to as the "Property").

         WHEREAS, Seller and Purchaser have completed some of the due diligence affecting the Property and desire to amend certain terms of the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto and in consideration of the premises, conditions and covenants herein contained, Seller and Purchaser do hereby mutually agree as follows:

         1. Gas Station Parcel. That part of the Real Property commonly known as the "Gas Station Parcel", which is more particularly described on Exhibit A attached hereto, will not be conveyed by Seller to Purchaser under the Agreement. At closing Seller shall grant Purchaser a perpetual exclusive easement for pedestrian and vehicular access and parking and all other lawful uses. The terms of this easement shall also contain a provision that Purchaser shall have the option to purchase the Gas Station Parcel for $1.00 at any time and that Purchaser may improve or construct alterations on the Gas Station Parcel without the consent of Seller. Such easement shall be drafted by Purchaser's counsel and be reasonably acceptable to Seller's counsel. Such drafting and review shall be completed on or before January 15, 1998.

         Notwithstanding anything in this section to the contrary, Seller shall have all of the same obligations to convey good title to this easement over the Gas Station Parcel as set forth in the Agreement for the Real Property.

         2. Closing Date. The closing date under the Agreement shall be March 1, 1998. In the event that the closing does not occur on or before March 1, 1998 due to no fault of Purchaser, Seller and Purchaser shall enter the "Pre-Closing Lease" as defined in the Agreement except that the rent shall be one cent per square foot per annum. Purchaser shall pay a pro rata share of utilities based on the square footage occupied by Purchaser of the entire Real Property.

         If, by February 1, 1998, Seller cannot assure Purchaser that Seller's presses in Building No. 17 and No. 19 will be out of Purchaser's operational space as defined in the Agreement by March 1, 1998, then Seller will pay Purchaser $25,000.00 on February 1, 1998, which is the cost to run electrical wiring and air lines to alternate and temporary locations. In addition, Seller will pay Purchaser $15,000.00 per month for each month from and including March 1997 that Seller's presses are within Purchaser's operational area. This is the cost of lost operational efficiency that Purchaser will suffer due to the alternative layout. It is imperative that all other equipment and supplies owned by Seller be removed from Purchaser's operations space by March 1, 1998. Anything left in

Purchasers' operational area other than Seller's presses will be removed to the parking lot and the cost to do so will be paid by Seller upon receipt of invoice from Purchaser. Seller will not be responsible for damage in moving these items. If Seller certifies on February 1, 1998 that Seller will have the presses out of Purchaser's operational space by March 1, 1998 and Seller does not succeed in removing them by March 1, 1998, Seller will pay Purchaser $75,000.00, which represents the cost to rewire the building plus extreme business interruption, in addition to the $15,000 per month described above.

         3. Solvent Recovery System. Seller shall pay Purchaser $1.00 per year as rent to allow Seller to leave the Solvent Recovery System in the parking lot of the Real Estate for a period of one year from the date of closing. All other terms of the Agreement regarding the Solvent Recovery System shall remain in full force and effect, except that the license shall be a lease, the terms and conditions of which will be agreed upon by Seller and Purchaser on or before January 15, 1998. Seller shall disconnect Solvent Recovery System from Building before February 23, 1998.

         4. Purchaser's Work. With respect to Purchaser's Work, Seller and James
L. Deckebach dba Deckebach Construction Co. ("Construction Co.") shall enter a contract for the completion of Purchaser's Work on or before February 23, 1998. The purchase price at closing shall be increased to $1,000,000.00 to reflect the cost of the contract with Construction Co. for Purchaser's Work of $50,000.00. The requirement that Purchaser make additional deposits with the broker, Cincinnati Commercial Real Estate, Inc. to be applied as the earnest money is applied under Section 2 of the Agreement is hereby deleted.

         5. Environmental. Seller will provide to Purchaser the written Phase II report and remediation plan on or before December 31, 1997. Seller shall complete all remediation on or before February 15, 1998.

         6. Contingencies. Purchaser shall complete its building inspections by January 5, 1998. Purchaser will accelerate its contingency date response for contingencies under sections 5(a)(i)(ii)(iii)(iv) and (vii) of the Agreement to a date on or before January 5, 1998. The condition under 5(a)(vi) of the Agreement regarding Exhibit C, Lease Agreement shall be satisfied on or before January 5, 1998. Seller is to inform Purchaser of space required and length of time requested by December 31, 1997. Seller shall provide copies of all pertinent legal documentation regarding the Property to Purchaser immediately, including but not limited to research on all building systems, telephone, intercom systems and fork lift.

         7. Seller's Work. Seller shall begin Seller's Work during the week of December 22, 1997, obtain 85% completion of Seller's Work by February 1, 1998 and complete Seller's Work by February 15, 1998. Two sections of Seller's Work were capped on costs. Those areas are to be researched by January 15, 1998. If the Seller determines that this work cannot be completed within the agreed upon budget, then Seller is to consult with Purchaser on or before January 8, 1998 to determine Purchaser's preference as to what should be fixed within the budget.

         8. Authority. Seller agrees to provide Purchaser with evidence of its authority to complete this transaction, including but not limited to corporate resolutions, as reasonably requested by Purchaser, on or before January 15, 1998.

         9. Dust Collectors. The Cyclone Dust Collectors shall be removed form the roof and placed in the parking lot simultaneously. The cost shall be shared equally by Seller and Purchaser and paid promptly upon invoice and such work shall be completed on or before February 23, 1998.

         10. Seller's Possession. Seller shall be entitled to remain on the Real Property, at no cost to Seller, until April 1, 1998 in order to complete the move of Seller's property to its designated space under Exhibit C to the Agreement, as long as such property is moved from Purchaser's operational space on or before March 1, 1998.

         11. Purchaser's Possession. Purchaser shall have the right to move some non-operational property to the Property beginning February 1, 1998 without interfering with Seller's operation, at no cost to Purchaser.

         12. Encroachments. Seller shall obtain from the City of Cincinnati on or before January 31, 1998, a quit claim deed (acceptable to Purchaser) of property on Eastern Avenue on which Seller's improvements are located, as identified in the survey by Brausch & Associates, Inc. dated July 13, 1994.

         13. Defined Terms. All defined terms set forth in the Agreement shall have the same meaning in this First Amendment.

         14. Conflicts. In the event of a conflict between the terms of this Agreement and the terms of the Agreement, the terms and condition of this First Amendment shall control.

         IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment on the dates set forth below.

                                     SELLER:
                                     MULTI-COLOR CORPORATION



                                     /s/ JOHN D. LITTLEHALE
                                     ----------------------------

                                     Date: December 29, 1997
                                          -----------------------

                                   PURCHASER:


                                   /s/ JAMES L. DECKEBACH
                                   -------------------------------------------
                                   James L. Deckebach dba Wine Racks Unlimited


                                   Date: 12/29/97
                                        --------------------------------------

                                    EXHIBIT A
                                    ---------

                         GAS STATION PARCEL DESCRIPTION
                         ------------------------------

                                  See Attached

                          SECOND AMENDMENT TO AGREEMENT


THE AGREEMENT TO PURCHASE 4575 EASTERN AVENUE BETWEEN MULTI-COLOR CORPORATION AND WINE RACKS UNLIMITED WILL BE AMENDED AS FOLLOWS: MULTI-COLOR CORPORATION WILL NO LONGER BE RESPONSIBLE TO REMOVE THE DUCT WORK BETWEEN THE SOLVENT RECOVER SYSTEM AND THEIR EQUIPMENT. THIS IS STARTING WITH THE MAIN TRUNK LINE AT THE SOLVENT RECOVER SYSTEM. IN RETURN, ALL THE DUCT WORK AND ACTIVATING SYSTEM BETWEEN MULTI-COLORS PRESSES AND MACHINE AND THE SOLVENT RECOVER SYSTEM IS TO BECOME THE PROPERTY OF WINE RACKS UNLIMITED.



 /s/  JOHN LITTLEHALE                           DATE          1/28/98
------------------------------------------------    ----------------------------
JOHN LITTLEHALE, MULTI-COLOR CORPORATION



 /s/  JAMES DECKEBACH                           DATE          1/28/98
------------------------------------------------    ----------------------------
JAMES L. DECKEBACH, WINE RACKS UNLIMITED

                          THIRD AMENDMENT TO AGREEMENT


         This Third Amendment to Agreement ("Third Amendment") made and entered into this 16 day of February , 1998 by and between James L. Deckebach dba Wine Racks Unlimited (hereinafter called "Purchaser") and Multi-Color Corporation, a _______________ corporation, (hereinafter called "Seller").

         WHEREAS, Purchaser and Seller entered into an Agreement dated December 5, 1997 ("Agreement") for Seller's real estate known as 4575 Eastern Avenue, Cincinnati, Ohio (hereinafter called the "Real Property") together with some personal property. The Real Property and the personal property shall be collectively referred to as the "Property";

         WHEREAS, Purchaser and Seller amended the Agreement by First Amendment to Agreement dated December 29, 1997 and by Second Amendment to Agreement dated January 28, 1998;

         WHEREAS, the Agreement, First Amendment to Agreement and Second Amendment to Agreement shall hereafter referred to as the "Agreement"; and

         WHEREAS, Seller and Purchaser desire to amend certain terms and conditions of the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties hereto and in consideration of the premises, conditions and covenants herein contained, Seller and Purchaser do mutually agree as follows:

         1. All of the explosion proof light fixtures in the factory as of February 4, 1998 shall be included as part of the Property being sold to Purchaser.

         2. Seller shall remove all of its machinery and fixtures from Building No. 18 on or before February 13, 198 and shall have the floor to Building No. 18 cleaned on or before February 13, 1998.

         3. Seller shall remove all of its personal property, products, fixtures and machinery (with the exception of the letter press) from Building Nos. 11, 12 and 13 on or before February 23, 1998.

         4. Seller has not completed all of its work as required under Section 10 of the Agreement. Purchaser has agreed to proceed with closing and receive payment for such work in the amount of $40,530 (which is an amount equal to $40,78, the cost of Seller's work to be performed by Purchaser, less shelving in the central supply room at a cost of $250).

         5. The sum of $40,530 shall be paid by Seller to Purchaser prior to the closing on March 2, 1988. This payment shall be made in cash or certified check payable to Purchaser and shall be paid even if the transaction does not close due to no fault of Purchaser.

                                February 2, 1998



Mr. John Curt or
Mr. John Littlehale
Multi-Color Corporation
205 W. Fourth Street, Suite 1140
Cincinnati, OH  45202

         RE:      JAMES L. DECKEBACH, DBA DECKEBACH CONSTRUCTION CO.

Gentlemen:

         James L. Deckebach, dba Deckebach Construction Co. ("Construction Co.") hereby offers to complete that work ("Work") listed on Exhibit F attached hereto for a cost of $50,000.00.

         Construction Co. will complete such Work on or before February 23, 1998.

         Seller shall pay Construction Co. for such Work by certified or cashier's check on the earlier of (i) the date of Seller's closing with Jim Deckebach, dba Wine Racks Unlimited for property at 4575 Eastern Avenue, Cincinnati, Ohio; or (ii) February 27, 1998.

         If you are in agreement with the terms of this letter, please sign below.



                                                  MULTI-COLOR CORPORATION



 /s/  JAMES L. DECKEBACH                          By: /s/ JOHN D. LITTLEHALE
---------------------------                          ---------------------------
James L. Deckebach, dba                           Name:   John D. Littlehale
                                                       -------------------------
Deckebach Construction Co.                        Title:  Vice President
                                                        ------------------------
Date: 3/2/98                                      Date:   3/2/98
     ----------------------                            -------------------------

                                February 6, 1998



Mr. John Court or
Mr. John Littlehale
Multi-Color Corporation
205 West Fourth Street, Suite 1140
Cincinnati, OH  45202

         RE: JAMES L. DECKEBACH, DBA DECKEBACH CONSTRUCTION CO. ("CONSTRUCTION CO.") SUPPLEMENT TO LETTER AGREEMENT

Gentlemen:

         Please be advised that this letter modifies my letter to you of February 2, 1998 in which you agreed to pay Construction Co. on or before February 27, 1998 the sum of $50,000. This letter hereby amends the payment date until March 2, 1998. In the event this payment is not made prior to the closing of Seller with Jim Deckebach, dba Wine Racks Unlimited, there will be no closing between Seller and Jim Deckebach, dba Wine Racks Unlimited, due to no fault of Jim Deckebach, dba Wine Racks Unlimited.

         If you are in agreement with the terms of this letter, please sign below.



MULTI-COLOR CORPORATION


By: /s/ JOHN D. LITTLEHALE
   -----------------------------------------
Name:   John D. Littlehale
     ---------------------------------------
Title:  Vice President
      --------------------------------------


 /s/ JAMES L. DECKEBACH
--------------------------------------------
James L. Deckebach, dba Wine Racks Unlimited